UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2007

APPLIED DIGITAL SOLUTIONS, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2007, Applied Digital Solutions, Inc. (the “Company”), Government Telecommunications, Inc., a Virginia corporation and subsidiary of the Company (“GTI”), and Verizon Federal Inc., a Delaware corporation (“Verizon”), entered into a Settlement Agreement and Release (the “Settlement Agreement”) related to a lawsuit that GTI filed against Verizon on August 14, 2006, in the Fairfax County Court of Virginia, alleging among other things, breach of contract and tortious interference arising from Verizon’s alleged usurpation of GTI’s business opportunity with the District of Columbia Public Schools. On October 19, 2006, Verizon filed a counterclaim against GTI for failure to pay invoices owed under a subcontract between GTI and Verizon. Pursuant to the Settlement Agreement, on December 19, 2007, GTI entered into a promissory note in the amount of $4,000,000 in favor of Verizon, which provides that GTI must pay to Verizon $1,000,000 on or before each of January 1, 2008, 2009, 2010 and 2011. The Company executed a Guaranty in favor of Verizon, under which it guaranteed payment to Verizon of the amounts agreed to be paid under the Settlement Agreement. In addition, Verizon entered into a Subordination Agreement with the Company and its lenders, Laurus Master Fund, Ltd., Kallina Corporation, and certain of their subsidiaries (collectively, the “Lenders”), which provides that the Company must meet certain requirements before the Company may make payments arising under the Guaranty to Verizon as is more fully outlined in the Subordination Agreement.

The Settlement Agreement, Guaranty, and Subordination Agreement are filed with this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively.

On December 20, 2007, the Company, entered into a letter agreement with VeriChip Corporation, a Delaware corporation and majority-owned subsidiary of the Company (“VeriChip”). Pursuant to the letter agreement, VeriChip may prepay all principal amounts outstanding (the “Outstanding Principal Amount”) under that certain (i) Commercial Loan Agreement dated December 27, 2005, as amended, between VeriChip and the Company, (ii) Security Agreement dated December 27, 2005, as amended, between VeriChip and the Company, and (iii) Third Amended and Restated Revolving Line of Credit Note dated as of February 8, 2007, from VeriChip in favor of the Company. As of December 20, 2007, the Outstanding Principal Amount was $12,873,346.

Under the letter agreement, VeriChip must pay $500,000 to the Company by December 21, 2007. In addition, it may prepay the Outstanding Principal Amount before March 31, 2008 by providing the Company with $10,000,000 plus (i) any accrued and unpaid interest between October 1, 2007 and the date of such prepayment less (ii) the $500,000 payment and any other principal payments made to reduce the Outstanding Principal Amount between the date of the letter agreement and the date of such prepayment. After March 31, 2008, VeriChip will no longer have the ability to apply the $500,000 payment to principal.

VeriChip is also required to register for resale all shares of VeriChip common stock that the Company owns with the Securities and Exchange Commission and all applicable states within 120 days following the prepayment of Outstanding Principal Amount. If prepayment of the Outstanding Principal Amount is not made by October 30, 2008, the letter agreement will expire.

The letter agreement is filed with this Current Report on Form 8-K as Exhibit 10.4.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure provided in Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Settlement Agreement and General Release, dated December 19, 2007, among Applied Digital Solutions, Inc., Government Telecommunications, Inc. and Verizon Federal Inc.

10.2	Guaranty, dated December 19, 2007, by Applied Digital Solutions, Inc. in favor of Verizon Federal Inc.

10.3	Subordination Agreement, dated December 19, 2007, among Applied Digital Solutions, Inc., Verizon Federal Inc., Laurus Master Fund, Ltd., Kallina Corporation, and other parties named therein

10.4	Letter Agreement, dated December 20, 2007, between Applied Digital Solutions, Inc. and VeriChip Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DIGITAL SOLUTIONS, INC.
Date: December 21, 2007	By:	/s/ Lorraine M. Breece

Name: Lorraine M. Breece
Title: Senior Vice President and
Acting Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Settlement Agreement and General Release, dated December 19, 2007, among Applied Digital Solutions, Inc., Government Telecommunications, Inc. and Verizon Federal Inc.
10.2	Guaranty, dated December 19, 2007, by Applied Digital Solutions, Inc. in favor of Verizon Federal Inc.
10.3	Subordination Agreement, dated December 19, 2007, among Applied Digital Solutions, Inc., Verizon Federal Inc., Laurus Master Fund, Ltd., Kallina Corporation, and other parties named therein
10.4	Letter Agreement, dated December 20, 2007, between Applied Digital Solutions, Inc. and VeriChip Corporation